February 18, 2000



Mr. Sammy Sosa


Dear Mr. Sosa:

     I refer to the discussions that have taken place between your representatives, Domingo Dayhajre, Jimmy Tiberia and Rick Nunley on the one hand, and Mark Hall, the Senior Vice-President of our Distributor Division, on the other hand. We set out below our proposed endorsement and spokesman arrangement with you, for your consideration.

1.       Throughout the term of the arrangement, you:

A. Grant to us the exclusive right to use your name, likeness, photograph, voice and endorsement on and in connection with the packaging, marketing, advertising, general promotion and sale of Hansen's Functional Energy drinks in 8-oz cans (hereinafter referred to as the "Products"), in every area in which we now and may at any time during the term of this arrangement do business or sell any of the Products. You represent and warrant to us that you have not heretofore made any contract or commitment in conflict with this grant. This license will be exclusive to us, but only insofar as the Products are concerned. You will have the right to authorize the use of your name and likeness for any other beverages that do not compete with the Products or for any other purpose at any time. You will make yourself available for a photo shoot (which shall comprise several poses) at such times and places as may be reasonable, for use by us in terms hereof. You will have the right of final approval over the use by us of your photograph, likeness and voice to ensure that the commercials and materials are consistent and compatible with your current image, provided however that such approval shall not be unreasonably withheld by you.

B. Agree and undertake to ensure product exposure for Hansen's Energy drinks during nationally televised interviews with you and other appearances by you on television, with a minimum of 15 Qualifying Product Exposures (as defined below) of Hansen's Energy drinks during nationally televised interviews with you between March 1 and October 31 in each year during the term of this arrangement and with no less than six (6) such exposures between March 1 and June 30 and no less than six (6) such exposures between July 1 and October 31. Qualifying Product Exposures shall be required to meet the following minimum criteria:

Hansen's Energy drinks to be held by you and be clearly visible to viewers on nationally televised interviews. The can, colors and name of the product are to be clearly visible and legible to uninformed viewers (including when product placed on table in front of you or in locker behind you during interviews) for a minimum of 15 continuous seconds per exposure. During the course of each such 15 second exposure, you are to be seen holding and/or drinking the product.

                  Without in any way detracting from your obligations to provide ongoing product exposure for Hansen's Energy drinks during nationally televised interviews with you and other appearances by you on television, over and above the minimum number of Qualifying Product Exposures provided above and pursuant to Paragraph 1-C below, (which shall continue throughout the term of this arrangement), Hansen's shall be entitled, but not obliged, to request you, in writing, to provide additional Qualifying Product Exposures in any year during the term, and in such event, you shall be entitled to payment of an additional fee of $______ in respect of each additional Qualifying Product Exposure (as defined above) that Hansen's may, in writing, request you to provide.

C. Agree to actively endorse and promote the Products, emphasize its attributes and deliver product messages and endorsements thereof, including, but without in any way limiting the generality of the foregoing, the following:

                  i) Promote and endorse the  Products  both on and off the air.
                  ii) Drink the Products during interviews and whenever feasible and appropriate.
                  iii)Include the Products at events and at personal appearances and whenever appropriate and, on occasion, wear quality Hansen's wearables.

D. Agree, for an additional fee of $______, to appear for a full day to participate in the production and shooting of a television commercial(s).

E. Agree to appear at such time or times as may be reasonable for one full day per year during the term of this agreement to participate in the production at such session of such number of radio commercials as may be reasonably feasible during the course of that day.

F. Agree, subject to prior commitments, at or immediately after signing this arrangement, to attend a press conference to announce the endorsement by you of Hansen's Energy drinks in terms of this arrangement, and further to attend a minimum of two (2) meet and greet sessions per year during the term of this arrangement on our behalf. Such meet and greet appearances shall be for a reasonable length of time in the circumstances. We will give you 28 days notice of the date(s) for any proposed meet and greet appearances and you will advise us within seven (7) days whether you are or are not available on the designated date(s) and place(s). Should you not respond within seven (7) days, your failure will constitute your acceptance of the designated date(s) and place(s). G. Agree that if, in connection with the performance by you of your services hereunder, you are required to travel in excess of 50 miles, which you would otherwise not have been required to do, we will reimburse you (and one other person in your party) for first class round-trip travel expenses and first class hotel accommodations incurred solely for the purpose of fulfilling your obligations created by this arrangement.

         H. Agree that we will have the right to use, reproduce, print, publish and distribute your name, picture, portrait, photograph, likeness, voice and biographical materials in any manner including, without limitation on, for or in connection with the marketing, advertising, promotion and sale of the Products and/or in identification of and/or as an endorsement for all of the Products including our attributing to you such statements on behalf of the Products as we deem desirable. You shall have the right of final approval of all statements which are released and attributed to you, which approval may not, however, be unreasonably withheld by you. In addition to our rights set forth above, we shall have the right to use (and may authorize others) to use, reproduce, print, publish and distribute your name, picture, portrait, photograph, likeness and voice in commercial tie-ins and merchandise tie-ins with or for any of the Products. Notwithstanding anything to the contrary contained in this agreement, the rights granted to us hereunder shall remain in effect following the termination or the expiration of the term hereof and we may continue, without limitation, to, advertise, promote, distribute or sell all Products and/or merchandising aids and/or materials that may have been created, produced and/or manufactured prior to the termination or expiration of the term of this arrangement.

         I. Acknowledge and agree that all right, title and interest in and to any and all materials created or furnished for and in connection with the services rendered hereunder which embody the results of your services including, but not limited to, ideas, creations, properties, recordings, films, photographs, television and radio commercials and other tangible/intangible materials shall be, become and remain our sole and exclusive property during and after the term hereof, whether the same were furnished by you or any other party, without additional compensation to you. Without limiting the generality of the aforegoing, we may edit, revise, touchup, adapt and combine with other materials, any photographs, drawings, films, recordings or other materials containing your name, likeness, voice or other results of your services. We may use any television or radio commercials, as seasonal or dealer commercials

J. Agree that you will use your best efforts in rendering your services hereunder and perform these services in cooperation with us and such other parties as we may designate and will attend and participate in pre- and production conferences and meetings, make-up, costume fitting appointments and other activities necessary or appropriate for the proper performance of your services to be rendered hereunder.

         K. Agree that you will not, during the term of this arrangement and for up to six (6) months following the termination or expiration hereof, render services to, furnish materials to or authorize or permit the use of your name, picture, likeness, voice, biographical materials or endorsements by others for and on behalf or in connection with any products competitive to any of the Products.

         L. Agree that you shall not have, nor claim to have, either under this arrangement or otherwise, any right, title or interest of any kind or nature in and to any advertising ideas, announcements, phrases, titles, music, words, commercials, whether originated and supplied by us and/or on our behalf or not and all rights therein are recognized to vest in us as our sole and exclusive property.

2. This agreement shall enure for a period of two (2) years commencing from March 1, 2000 and terminating on February 28, 2002 ("the Term"), provided however that in the event of this arrangement being signed before March 1, the period between such date and March 1 shall be added to and form part of the first year of the Term.

3. A. In consideration of all rights, licenses and privileges herein granted by you to us and the services to be rendered and performed by you, all as described in 1 above, as well as all rights to use all television and radio commercials produced during the Term, we will make payment to you of an endorsement fee of $______ per year for each year of the Term. Such fee shall become due and be paid to you as follows:

a)       For the first year of the term:

i)       $______ on March 1, 2000;
ii)      $______ on September 1, 2000;
iii)     $______ on November 12, 2000; and,
iv)      $______ on February 28, 2001.

b)       For the second year of the term of this arrangement:

i)       $______ on June 1, 2001;
ii)      $______ on October 1, 2001;
iii)     $______ on November 12, 2001; and,
iv)      $______ on or before February 28, 2002.

         B. In addition to and as an integral part of the compensation payable by us to you in terms of 3A above, we agree and undertake to make additional payments to you based upon and with reference to the net sales by us of the Products during calendar year 2000 and calendar year 2001, respectively, as follows: In the event that our net sales of the Products exceed $______ in calendar year 2000 (the "Base Level"), we will make payment to you of an override on the excess net sales over and above the Base Level equal to __% of the excess up to net sales of $______ and equal to __% of the excess net sales above that level. Such override shall be determined and be paid to you within 90 days from the end of calendar year 2000 but our obligation to make such payment shall be subject to and conditional upon this arrangement being of full force and effect on the due date of such payment. In the event that our net sales of the Products in calendar year 2001 exceed the net sales of such products in calendar year 2000 or $______, whichever is the greater ("the 2nd Base Level"), we will make payment to you of an override on the excess net sales over and above the 2nd Base Level equal to __% of the excess up to net sales __% above the 2nd Base Level and equal to __% of the excess net sales above that level. Such override shall be determined and be paid to you within 90 days from the end of calendar year 2001 but our obligation to make such payment shall be subject to and conditional upon this arrangement being of full force and effect on the due date of such payment.

4. In addition to and not by way of limitation of the aforegoing, should the net sales by us of the Products in calendar year 2000 be less than $______, we shall have the right, to be exercised on or before the expiration of the first year of the Term, to terminate this arrangement as at and with effect from the end of the first year and in such event this arrangement shall not continue for the second year of the Term.

5. A. If you fail, refuse, neglect and/or are unable to render or perform any services as contemplated hereunder for any reason whatsoever including, but not limited to, death, mental or physical disability or illness, injury or substantial change of appearance (which shall include, without limitation, any substantial facial or bodily disfigurement or change which in our sole judgment interferes with your ability to perform properly the services required hereunder), we shall have the right to terminate this arrangement at any time provided that we shall have given you 14 days written notice of such default and you have not cured such default, during such 14-day period.

         B. If you commit any act or become involved in any situation or occurrence which brings you into public disrepute, scandal or ridicule or shocks or offends the community or any group or class thereof or derrogates from the public image or reflects unfavorably upon us or the reputation of any of the Products and/or the Hansen's brand and its image in the market or services, we shall have the right to terminate this arrangement at any time following the time that we become aware of such act or involvement, provided that we shall have given you 14 days written notice of such default and you have not cured such default, during such 14-day period.

         C. If, at any time during the Term, you are not actively endorsing and promoting the Hansen's brand or the Products in the manner contemplated in 1 above, to a reasonable extent and with reasonable frequency or are in breach of any provisions of this arrangement, we shall be entitled to give you 14-days written notice to remedy such failure or breach. Should you fail to remedy such failure or breach within such period, we shall have the right to terminate this arrangement with immediate effect upon written notice to you.

6. Upon termination of this arrangement, pursuant to 5 above, all rights, duties and obligations of the parties shall cease and you shall be entitled to receive and/or retain, as the case may be, payment only of that portion of the fee/compensation payable to you in terms of 3A above as bears the same proportion as the period that shall have elapsed between the commencement of the Term and the termination thereof bears to the full Term; provided however that in the event the termination is due to your failure to provide the minimum Qualifying Product Exposures in accordance with 1B above on nationally televised interviews, the portion of the fee/compensation which you shall be entitled to receive and/or retain, as the case may be, shall be determined with reference to the same proportion that the number of Qualifying Product Exposures provided by you prior to the termination hereof bears to the minimum Qualifying Product Exposures that you are required to provide during the Term, in accordance with 1B above.

7. You will have the right, through your authorized representative, to examine at any reasonable time, and from time to time, our books of account and records that relate to the sales of our Functional drinks.

8. We undertake to provide you with free Products for your personal use which shall be delivered to you on a regular monthly basis at Wrigley Field in Chicago. Whenever possible, you shall attempt to drink Hansen's Energy drinks and convey your use thereof to the public and facilitate the endorsement thereof by you through the use thereof. We will attempt, whenever reasonably possible and provided we have been provided with reasonable advance notice, to provide you with Products at other venues around the country.

9. Whenever you are granted the right of approval herein such approval shall be deemed to have been given if you have not disapproved thereof in writing within 10 days of receiving our request therefor.

10. Nothing herein contained shall be deemed to constitute a partnership between or a joint venture by or an agency relationship between you and us. Neither of us shall hold itself or himself out contrary to the terms of this arrangement by any means whatsoever. Neither party shall be bound by or become liable for, any representation, commitment, act or omission whatsoever of the other contrary to the provisions hereof.

11. Any disagreement, dispute or claim arising our of this agreement or the breach or termination hereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The parties agree that in rendering an award, the arbitrator shall have no jurisdiction to consider evidence with respect to or render any award or judgment for punitive or exemplary damages or any other amount awarded for the purposes of imposing a penalty. The parties specifically waive any claims for punitive or exemplary damages or any other amount awarded for the purposes of imposing a penalty that arises out of or is related to this agreement, or the conduct of the parties in connection with this agreement of the termination thereof. The arbitrator shall have the power to award reasonable attorneys fees.

12. This arrangement shall be governed by and interpreted in accordance with the laws of the State of California (without reference to its law of conflict of laws).

13. This arrangement constitutes the entire arrangement between us and may not be changed or modified, nor may any provision hereof be waived except by an agreement in writing signed by the party against whom the enforcement of the change or modification is asserted. No waiver by either of us of the breach of any of the provisions of this arrangement shall be deemed to be a waiver of any preceeding or succeeding breach of the same or of a similar nature.

14. This letter shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors or assigns, provided, however, that this arrangement and all rights and obligations hereunder may not be assigned or transferred by you without our prior written consent.

15. Service of all notices under this arrangement shall be sufficient if mailed to either of us at our respective addresses specified on the first page of this letter or to such different address as may hereafter be specified by either of us in writing to the other. Any notice shall be deemed to be given on the third day after the date it is mailed or on the day it is sent, if it is sent by fax.

If the aforegoing correctly reflects our understanding and is acceptable to you, please would you so indicate by affixing your signature in the space indicated below and returning a signed copy of this letter to us.

Kind regards,

HANSEN  BEVERAGE  COMPANY

/s/ RODNEY C. SACKS

Rodney C. Sacks
Chairman of the Board

RCS:bv

I, the undersigned, SAMMY SOSA, by my signature below, do hereby agree to and to be bound by the arrangements recorded in the above letter

AGREED.

Date: 2/22/2000                    /s/ SAMMY SOSA
                                   SAMMY SOSA